Exhibit 10.2.1

Detail Schedule of Lease Acquisition Agreements

There are 2 Lease Acquisition Agreements that the Company has entered into with the Land Banks. All of these agreements are the same except for the name of the Land Bank and the date of the agreement. The material terms omitted from the form Lease Acquisition Agreement, filed as Exhibit 10.2, are detailed below:

Land Bank	Date of the Agreement

Langtre LLC	February 15, 2012
Woodlake LLC	April 5, 2012